Exhibit 99.2
Explanatory Note
During the first quarter of 2015, we realigned certain of our businesses among our reportable segments to correspond with internal management reporting changes and renamed our Employer Group segment to the Group segment. Our three reportable segments remain Retail, Group and Healthcare Services. The more significant realignments included reclassifying Medicare benefits offered to groups to the Retail segment from the Group segment, bringing all of our Medicare offerings, which are now managed collectively, together in one segment, recognizing that in some instances we market directly to individuals that are part of a group Medicare account. In addition, we realigned our military services business, primarily consisting of our TRICARE South Region contract previously included in the Other Business category, to our Group segment as we consider this contract with the government to be a group account. Selected financial data set forth in this Exhibit 99.2 has been revised from the selected financial data included in "Item 6" to Humana's Annual Report on Form 10-K for the year ended December 31, 2014 (which we refer to as the "2014 Form 10-K") to reflect retrospective application of the new reporting structure and reclassified historical results to conform to the new presentation. Revisions are highlighted in blue font. Selected financial data set forth below has not been revised to reflect events or developments subsequent to February 18, 2015, the date that Humana filed the 2014 Form 10-K. For a discussion of events and developments subsequent to the filing date of the 2014 Form 10-K, please refer to the reports and other information Humana has filed with the Securities and Exchange Commission since that date, including Humana's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015.

ITEM 6. SELECTED FINANCIAL DATA WITH RETROSPECTIVE APPLICATION OF SEGMENTS

	2014 (a)	2013 (b)	2012 (c)	2011	2010 (d)
	(dollars in millions, except per common share results)
Summary of Operating Results:
Revenues:
Premiums	$45,959	$38,829	$37,009	$35,106	$32,712
Services	2,164	2,109	1,726	1,360	555
Investment income	377	375	391	366	329
Total revenues	48,500	41,313	39,126	36,832	33,596
Operating expenses:
Benefits	38,166	32,564	30,985	28,823	27,117
Operating costs	7,639	6,355	5,830	5,395	4,380
Depreciation and amortization	333	333	295	270	245
Total operating expenses	46,138	39,252	37,110	34,488	31,742
Income from operations	2,362	2,061	2,016	2,344	1,854
Interest expense	192	140	105	109	105
Income before income taxes	2,170	1,921	1,911	2,235	1,749
Provision for income taxes	1,023	690	689	816	650
Net income	$1,147	$1,231	$1,222	$1,419	$1,099
Basic earnings per common share	$7.44	$7.81	$7.56	$8.58	$6.55
Diluted earnings per common share	$7.36	$7.73	$7.47	$8.46	$6.47
Dividends declared per common share	$1.11	$1.07	$1.03	$0.75	$—
Financial Position:
Cash and investments	$11,482	$10,938	$11,153	$10,830	$10,046
Total assets	23,466	20,735	19,979	17,708	16,103
Benefits payable	4,475	3,893	3,779	3,754	3,469
Debt	3,825	2,600	2,611	1,659	1,669
Stockholders’ equity	9,646	9,316	8,847	8,063	6,924
Cash flows from operations	$1,618	$1,716	$1,923	$2,079	$2,242
Key Financial Indicators:
Benefit ratio	83.0%	83.9%	83.7%	82.1%	82.9%
Operating cost ratio	15.9%	15.5%	15.1%	14.8%	13.2%
Membership by Segment:
Retail segment:
Medical membership	8,376,500	6,459,300	5,956,700	5,117,400	3,985,600
Specialty membership	1,165,800	1,042,500	948,700	782,500	510,000
Group segment:
Medical membership	5,430,200	5,501,600	5,573,400	5,500,600	5,733,600
Specialty membership	6,502,700	6,780,800	7,136,200	6,532,600	6,517,500
Other Businesses:
Medical membership	35,000	23,400	558,700	566,600	567,400
Consolidated:
Total medical membership	13,841,700	11,984,300	12,088,800	11,184,600	10,286,600
Total specialty membership	7,668,500	7,823,300	8,084,900	7,315,100	7,027,500

(a)	Includes loss on extinguishment of debt of $37 million ($23 million after tax, or $0.15 per diluted common share) for the redemption of senior notes.

(b)
Includes benefits expense of $243 million ($154 million after tax, or $0.99 per diluted common share) for reserve strengthening associated with our non-strategic closed block of long-term care insurance policies.

(c)
Includes the acquired operations of Arcadian Management Services, Inc. from March 31, 2012, SeniorBridge Family Companies, Inc. from July 6, 2012, and Metropolitan Health Networks, Inc. from December 21, 2012.

(d)
Includes the acquired operations of Concentra Inc. from December 21, 2010. Also includes operating costs of $147 million ($93 million after tax, or $0.55 per diluted common share) for the write-down of deferred acquisition costs associated with our individual commercial medical policies and benefits expense of $139 million ($88 million after tax, or $0.52 per diluted common share) associated with reserve strengthening for our non-strategic closed block of long-term care insurance policies.

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